                     REQUEST FOR CONFIDENTIAL INSTRUCTIONS
       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIEDSIGNAL INC.
             PURSUANT TO THE ALLIEDSIGNAL THRIFT PLAN (THE 'PLAN')

     The undersigned hereby instructs State Street Bank and Trust Company, Trustee under the Plan, to vote, as designated herein, all shares of Common Stock with respect to which the undersigned is entitled to instruct the Trustee as to voting under the Plan at the Annual Meeting of Shareowners of AlliedSignal Inc. to be held on April 25, 1994, and at any and all adjournments thereof. The Trustee is also authorized to vote such shares in connection with the transaction of such other business as may properly come before the Meeting and any and all adjournments thereof.

- ----------------------------------------------------------
     Your vote for the election of Directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. The nominees for Director are: Lawrence A. Bossidy, Ann M. Fudge, William R. Haselton, Paul X. Kelley, Delbert C. Staley and Robert C. Winters.

     BECAUSE THE ANNUAL MEETING RECORD DATE PRECEDES THE DISTRIBUTION OF SHARES PURSUANT TO A TWO-FOR-ONE SPLIT OF THE COMMON STOCK DECLARED BY THE BOARD OF DIRECTORS ON FEBRUARY 7, 1994, VOTES WILL BE CALCULATED ON A PRE-SPLIT BASIS AND INFORMATION ON THIS INSTRUCTION CARD REGARDING THE NUMBER OF SHARES YOU ARE ENTITLED TO VOTE IS ON A PRE-SPLIT BASIS.

     IF THIS CARD IS PROPERLY SIGNED AND RETURNED, THE SHARES WILL BE VOTED AS SPECIFIED HEREIN
OR, IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR, 'FOR' PROPOSALS 2, 3, 4 AND 5 AND 'AGAINST' PROPOSALS 6 AND 7. THE TRUSTEE WILL VOTE SHARES AS TO WHICH NO INSTRUCTIONS ARE RECEIVED IN THE SAME RATIO AS SHARES WITH RESPECT TO WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER PARTICIPANTS IN THE PLAN.

                                         [CONTINUE AND SIGN ON THE REVERSE SIDE]
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A VOTE 'FOR' PROPOSALS 1, 2, 3, 4 AND 5 IS RECOMMENDED BY THE BOARD OF
DIRECTORS:

1.  Election of Directors (see list on other side)
    [ ] FOR all nominees                 [ ] WITHHOLD AUTHORITY
        (except as noted to the right)       to vote for all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the name(s) on the line below.

_____________________________________________________________

2.  Amendment of 1993 Stock Plan
    FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

3.  Amendment of Incentive Compensation Plan
    FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

4.  Amendment of Directors' Stock Plan
    FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

5.  Appointment of Independent Accountants
    FOR [ ]            AGAINST [ ]            ABSTAIN [ ]


A VOTE 'AGAINST' PROPOSALS 6 AND 7 IS RECOMMENDED BY THE
BOARD OF DIRECTORS:

6.  Proposal regarding directors' tenure
    FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

7.  Proposal regarding executive compensation
    FOR [ ]            AGAINST [ ]            ABSTAIN [ ]


PLEASE SIGN EXACTLY AS NAME APPEARS.

Dated____________________________________________, 1994
                 (Please Insert Date)

Signed________________________________________________

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPE.